Exhibit 23.2
                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Hennessy Advisors, Inc.



We consent to the use of our report dated November 2, 2001, included herein and to the references to our firm under the headings "Experts" and "Changes in Accountants" in the prospectus.



                                  /s/ KPMG LLP



San Francisco, California
November 20, 2001